                                   EXHIBIT 3.1

                            [Letterhead of KPMG LLP ]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Forest Products Inc.


We consent to the use of our audit report dated March 15, 2005 on the consolidated balance sheets of Western Forest Products Inc. ("Western") as at July 28, 2004 and December 31, 2004, and the consolidated statements of operations, deficit and cash flows for the period from July 28, 2004 to December 31, 2004 and on the consolidated statements of operations, deficit and cash flows of Western's predecessor, Doman Industries Limited, for the period from January 1, 2004 to July 27, 2004 and for the year ended December 31, 2003, incorporated by reference in Amendment No. 1 to the registration statement number 333-131223 on Form F-7.



We also consent to the use of our audit report dated March 15, 2005, except as to Note 17 which is as of June 15, 2005, on the consolidated balance sheets of Doman Industries Limited as at July 27, 2004 and December 31, 2003, and the consolidated statements of operations, deficit and cash flows for the period from January 1, 2004 to July 27, 2004 and for the years ended December 31, 2003 and 2002 incorporated by reference in Amendment No. 1 to the registration statement number 333-131223 on Form F-7.


(Signed) KPMG LLP


Vancouver, Canada
January 31, 2006

                            [Letterhead of KPMG LLP]

                         CONSENT OF INDEPENDENT AUDITOR

The Advisory Board of
Cascadia Forest Products Ltd.


We consent to the use of our audit report dated April 29, 2005 on the balance sheets of BCCG Crown (a business unit of Weyerhaeuser Company Limited) as at December 26, 2004 and December 28, 2003 and the related statements of operations, business unit equity and cash flows for each of the years then ended, included in Amendment No. 1 to the registration statement number 333-131223 of Western Forest Products Inc. on Form F-7.


(Signed) KPMG LLP


Vancouver, Canada
January 31, 2006